Exhibit 10.22
                              CONSULTING AGREEMENT

         THIS AGREEMENT is made as of the 17th day of June, 1997 by and between ACME TELEVISION HOLDINGS, LLC, a Delaware limited liability company, with offices at 2450 Kiser, Tustin, California 92782 (hereinafter "Company") and JAMIE KELLNER, residing at 1545 E. Valley Rd., Santa Barbara, Cal., 93108 (hereinafter "Executive").

                              STATEMENT OF PURPOSE

        Executive is one of the Management Members of the Company as that term is defined in the Limited Liability Company Operating Agreement for the Company (the capitalized terms used in this agreement that are not defined herein are defined in the LLC Agreement). Company wishes to engage Executive's services as a consultant to the Company and Executive is willing to undertake such engagement on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

        1. CONSULTING. The Company hereby engages Executive as a consultant to perform such management and executive duties on behalf of the Company as the Board of Advisors of the Company may from time to time determine. Consultant shall use the title "Chairman and Chief Executive Officer" and shall be free to control the time and manner in which he performs his duties.

        2. DUTIES. Executive hereby accepts such engagement and agrees that throughout the period of his employment hereunder, he will devote such of his time, attention, knowledge and skills as shall be necessary to faithfully, diligently and to the best of his ability acquit his responsibilities in furtherance of the business of the Company. There is no minimum time commitment required hereunder. Executive acknowledges that he is an independent contractor and agrees to be responsible for payment of all taxes due on the payments to him hereunder and to file any necessary state and federal tax forms and returns in connection therewith.

        3. TERM. Executive shall be retained for a term of six (6) years subject to a reduction to five (5) years in the event of an initial public offering of the Company prior to the fifth anniversary of this Agreement, unless Executive's engagement as a consultant is terminated prior to the expiration of that term pursuant to the provisions hereof. After the expiration of the term, engagement of the Executive as a consultant shall continue at will until terminated for any reason by either the Executive or the Company upon ninety (90) days prior written notice to the other.

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         4.  COMPENSATION.  As  compensation  for his  services  hereunder,  the
Company will pay Executive the following:

               4.1 CONSULTING FEES. During the first year of the consulting arrangement, Executive shall not receive a fee for his services. In subsequent years, Executive's fee shall be established by the Company's Compensation Committee in its reasonable discretion.

               4.2 PERFORMANCE BONUS. Starting in 1998, Executive shall receive a performance bonus of $100,000.00 in respect of each fiscal year during the term of this Agreement in which the Company achieves 100% of its projected earnings before interest, taxes, depreciation and amortization, and up to an additional $50,000.00 per year on a straightline basis in proportion to the earnings actually achieved, in each year in which the Company achieves between 101% and 130% of its projected earnings before interest, taxes, depreciation and amortization, which projections have been delivered to and accepted by, the Company's Class B Founders as contemplated by the LLC Agreement and the Investment Agreement referred to therein, and adjusted as contemplated in the Investment Agreement for subsequent acquisitions (the "EBITDA Projections"). The bonus shall be awarded on a straightline basis in proportion to the EBITDA actually achieved, e.g. a bonus equal to 1 2/3% of salary for each 1% by which actual EBITDA exceeds EBITDA Projections.

               4.3 MANAGEMENT CARRY. In addition to his performance bonus and any consulting fees, Executive shall be entitled to receive a participating interest in distributions of the Company referred to as the Management Carry, which is subject to vesting and divestment, all as governed by and more particularly set out in the LLC Agreement for the Company.

        5. REIMBURSEMENT. The Company shall reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder or in the business of the Company.

        6. NON-COMPETITION AND BUSINESS OPPORTUNITIES. Executive is subject to and agrees to be bound by the provisions of Section 9.02 of the LLC Agreement regarding restrictions on competition with the Company and business opportunities which provisions shall be deemed to be incorporated herein by reference as if fully set out.

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        7. TERMINATION.

               (a) The consulting relationship of Executive with the Company may be terminated prior to the expiration of the term of this Agreement as contemplated by the provisions of Section 4.09 of the LLC Agreement which shall be deemed to be incorporated herein as if fully set out. In addition, the consulting relationship may be terminated upon any sale of the Company or all or substantially all of the Company's assets (a "Company Sale").

               (b) Severance shall be payable in connection with the early termination of this Agreement as follows:

                      (i) In  the  event  of  early  termination  by  reason  of
               Executive's death or disability, Executive or his estate will be entitled to one year's severance, based upon the Consulting Fee in effect at the date of termination, payable in monthly installments in advance.

                      (ii) In the event Executive's  engagement is terminated by the Company after the occurrence of a "Sales Event" as that term is defined in the Investment Agreement regarding the Company, he shall be entitled to receive one year's severance, based upon the Consulting Fee in effect at the date of termination, payable in monthly installments in advance; provided, however, that in the event that the Executive has breached his FCC Cooperation obligations as set forth in the Investment Agreement, he may be terminated without any severance payment and if he subsequently breaches such FCC cooperation obligations, he shall not thereafter receive any further severance payments.

                      (iii) In the event Executive's engagement is terminated by the Company, without Cause, as that term is defined in the LLC Agreement, he shall be entitled to receive severance for a period of 18 months, based upon his Consulting Fee in effect at the time of his termination, payable in monthly installments in advance.

                      (iv) In the  event  that  the  Executive's  engagement  is terminated as a result of his resignation, termination for Cause or a Company Sale, he shall not be entitled to any severance payments.

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        8. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES.  Executive represents and warrants to the Company that: (i) the Executive has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof and
(ii) neither the execution and delivery of this Agreement nor the performance by Executive of any of Executive's obligations hereunder constitute or will constitute a violation or breach of or a default under any agreement, arrangement or understanding or any other restriction of any kind to which Executive is a party or by which Executive is bound.

        9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties or any of them. There are no representations, warranties, agreements or understandings other than those expressly contained herein. No termination, alteration, modification, variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.

        10. NOTICE. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, return receipt and postage prepaid, hand delivered, overnight delivery service or sent by telephone facsimile as follows:

                      If to the Company, to it at:

                      Acme Television Holdings, LLC
                      2450 Kiser, Tustin, CA 92782
                      Attention: Tom Allen
                      Facsimile No.: (714) 832-4307

                      If to Executive, to him at:
                      1545 E. Valley Rd.
                      Santa Barbara, CA 93108


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Either of the  parties  hereto may at any time and from time to time  change the address to which notice shall be sent hereunder by notice to the other party given under Paragraph 10. The date of the giving of any notice sent by mail shall be the date of the posting of the mail; by any other means of delivery it shall be the date of receipt.

        11. ASSIGNMENT. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive nor Company.

        12. WAIVER. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

        13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed entirely therein.

        14. SEVERABILITY. Should any clause, paragraph or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, paragraphs or parts of this Agreement which can be effected without such illegal clause, paragraph or part shall nevertheless remain in full force and effect. If, in the opinion of any court, any clause, paragraph or part of this Agreement is unreasonable or unenforceable, such court shall have the right, power and authority to excise or modify such provisions, or portions thereof, of this Agreement as the court shall find not be reasonable or enforceable and to enforce the remainder of such clause, paragraph or part as so excised or modified.

        15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, Executive and Executive's heirs and personal representatives.

        16. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.


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


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                          ACME TELEVISION HOLDINGS, LLC


                                          By: /s/ Thomas D. Allen
                                              ________________________________
                                              Thomas D. Allen
                                              Executive Vice President



                                              /s/ Jamie Kellner
                                              ________________________________
                                              Jamie Kellner


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